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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY               JURISDICTION OF ORGANIZATION    BUSINESS NAMES

Corgenix, Inc.           Delaware                        REAADS Medical Products

REAADS Bio-Medical       United Kingdom                  REAADS Medical Products
Products (UK) Limited